Exhibit 3.31

Alaska Entity #: 114984

State of Alaska

Department of Commerce, Community, and

Economic Development

Corporations, Business and Professional Licensing

CERTIFICATE

OF

ORGANIZATION

Limited Liability Company

THE UNDERSIGNED, as Commissioner of Commerce, Community, and Economic Development of the State of Alaska, hereby certifies that Articles of Organization duly signed and verified pursuant to the provisions of Alaska Statutes has been received in this office and have been found to conform to law.

ACCORDINGLY, the undersigned, as Commissioner of Commerce, Community and Economic Development, and by virtue of the authority vested in me by law, hereby issues this certificate to

URS Alaska, LLC

and attaches hereto the original copy of the Articles of Organization for such certificate.

THE SEAL OF THE STATE OF ALASKA

IN TESTIMONY WHEREOF, I execute this certificate and affix the Great Seal of the State of Alaska on March 21, 2008.

Emil Notti

Commissioner

AK Entity #: 114984 Date Filed: 03/21/2008 12:00 AM State of Alaska Department of Commerce

State of Alaska Department of Commerce, Community, and Economic Development Corporations, Business, and Professional Licensing Corporations Section PO Box 110808 Juneau AK 99811-0808

ARTICLES OF ORGANIZATION

(Domestic Limited Liability Company)

The undersigned person(s) of the age of 18 years or more, acting as organizers of a limited liability company under the Alaska Limited Liability Act (AS 10.50) hereby adopt the following Articles of Organization:

Article 1. Name of the Limited Liability Company. The name of a limited liability company must contain the words “limited liability company” or the abbreviation “L.L.C.,” or “LLC”:

URS ALASKA, LLC
Article 2. The purpose for which the company is organized. A limited liability company may list any lawful as its purpose:
engineering consulting and related services; any lawful act or activity for which an LLC may be formed in the State of Alaska
Article 3. Registered Agent Name and Address:

Name:	C T Corporation System
Mailing Address:	9360 Glacier Highway, Suite 202
Physical Address if Mailing Address is a Post Office Box:
	City: Juneau	AK	ZIP Code: 99801

Article 4. Duration:

Check this box if the duration is perpetual:  ☒

If the duration is not perpetual, list the latest date upon which the Limited Liability Company is to dissolve:

Article 5. Management: Check this box if the company will be managed by a manager.  ☐

Article 6. Optional Provisions: (Attach a separate 8 1/2” x 11” sheet if necessary.)

08-430 (Rev. 12/05) alh AK029 - 7/11/06 C T System Online

One or more organizer shall sign the Articles of Organization for a limited liability company.

Name of Organizer (Print or Type)	Signature of Organizer
Kristin L. Jones	/s/ Kristin L. Jones
Name of Organizer (Print or Type)	Signature of Organizer

Date	Contact Name and Phone Number (To resolve questions with this filing)
March 17, 2008

If you have specific legal questions or concerns about this filing, you are strongly advised to consult an attorney or other professional to assist you. Mail completed Disclosure of Company Activities form and the $250.00 application fee (in U.S. dollars) to:

State of Alaska

Corporations Section

PO Box 110808

Juneau, AK 99811

For additional information or forms please visit our web site at: www.corporations.alaska.gov

08-430 (Rev. 12/05) alh

AK029 - 7/11/06 C T System Online

DISCLOSURE OF COMPANY ACTIVITIES USING THE

NORTH AMERICAN INDUSTRY CLASSIFICATION SYSTEM

(NAICS)

A separate disclosure of company activities must be attached to the Articles of Organization which most closely describes the activities in which the company will initially engage. The code must not conflict with the purpose stated in Article 2.

The 6 digit NAICS industry grouping code which most clearly describe the initial activities of the corporation is:

541330

08-430 (Rev. 12/05) alh

AK029 - 7/11/06 C T System Online